STOCK PURCHASE AGREEMENT

AMONG

HOMELAND SECURITY NETWORK, INC., AS SELLER

AND

MONET ACQUISITION, LLC,

AS PURCHASER

SEPTEMBER 26, 2006

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") has been made and entered into as of this 26th day of September, 2006, between HOMELAND SECURITY NETWORK. INC., a Nevada corporation having its principal business address at 300 N. Coit Road, Suite 1200, Richardson TX 75080 ("Seller"), and Monet Acquisition, LLC, a Delaware limited liability company having its principal business address at 2504 Green Oak Drive, Carrollton, TX 75010 (the "Purchaser").

R E C I T A L S:

A. The parties hereto desire to effect a stock sale (the "Stock Sale") pursuant to which Purchaser will purchase from the Seller an aggregate of 40,000,000 shares (the "Transferred Shares") of the common stock of Pacific Auto Group, Inc., a Nevada corporation (the "Company"), par value $0.001 per share (the "Company Stock"), to be purchased by Purchaser for the consideration set forth herein.

B. It is the intent and desire of the Seller and the Purchaser, through the Stock Sale and through their diligent efforts following such Stock Sale, to effectuate the Stock Sale such that it is a qualified spin-off of the Company from the Seller and to cooperate together to effect a post spin-off public registration of the Company.

C. Pursuant to the Stock Sale, the Seller will sell, and Purchaser will purchase, the Transferred Shares.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows and do thereby adopt this Agreement.

ARTICLE I.
DEFINITIONS

The terms defined in this Article (except as otherwise expressly provided in this Agreement) for all purposes of this Agreement shall have the respective meanings specified in this Article.

"Affiliate" shall mean any entity controlling or controlled by another person, under common control with another person, or controlled by any entity which controls such person.

"Agreement" shall mean this Agreement, and all the exhibits, schedules and other documents attached to the Agreement, and all amendments and supplements, if any, to this Agreement.

"Closing" shall mean the closing of the Transaction at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time.

"Closing Date" shall mean no more than five days from the date of this Agreement plus any extension as provided herein, or such other date as agreed in writing to by the parties on which the Closing occurs.

"Closing Documents" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement.

"Code" shall mean the Internal Revenue of 1986, or any successor law, and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code or any successor law.

"Encumbrance" shall mean any charge, claim, encumbrance, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"GAAP" shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods.

"Investment Letter" shall mean the investment letter in the form attached hereto as Appendix A.

"Legal Requirement" any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulations, statue, or treaty.

"Material Adverse Effect" means any change (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to the designated party.

"Ordinary Course of Business" shall mean actions consistent with the past practices of the designated party which are similar in nature and style to actions customarily taken by the designated party and which do not require, and in the past have not received, specific authorization by the Board of Directors of the designated party.

"Proceeding" any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

"Purchase Price" means the purchase price in the amount of Ten Thousand Dollars and no cents ($10,000.00) payable by the Purchaser to the Seller pursuant to Section 2.1 of this Agreement.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Taxes" shall include federal, state and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments.

"Transaction" shall mean the Stock Sale contemplated by this Agreement.

The following appendices and schedules are attached to and form part of this Agreement:

APPENDICES

Description

Appendix A Investment Letter

SCHEDULES

Description

Schedule 3.1.15 Insurance Policies

Schedule 5.2.1 Directors of the Company upon Closing

ARTICLE II.
THE TRANSACTION

2.1. Stock Sale. Subject to the terms and conditions of the Closing Documents, the Seller hereby agrees to sell, transfer and deliver to Purchaser, and Purchaser hereby agree to purchase and accept, the Transferred Shares, in consideration for the payment of the Purchase Price by Purchaser to the Seller, free and clear of any liens, claims or Encumbrances.

2.2. Securities Law Matters.

2.2.1. Private Offering. The Purchaser understands that the Transferred Shares to be acquired and delivered to it pursuant to terms of this Agreement will not be registered under the Securities Act, but will be transferred in reliance upon exemptions available for resales by Affiliates in private transactions, and that the Seller is relying upon the truth and accuracy of the representations set forth in the Investment Letter delivered concurrently with the execution of this Agreement. Each certificate representing the Transferred Shares registered in the name of the Purchaser pursuant to terms of this Agreement shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Seller. The Seller hereby represents and warrants to Purchaser that:

3.1.1. Organization of the Company; Foreign Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all requisite corporate power, authority, franchises, and licenses to own its property and conduct the business in which it is engaged. Each of the Company and the Seller have the full power and authority (corporate or otherwise) to execute, deliver and perform their respective obligations under this Agreement and the Closing Agreements to which it is a party. A complete set of the Company’s corporate records as currently in effect, including its Certificate of Incorporation, Bylaws, minutes, transfer records, have been delivered or made available to Purchaser. The Company is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, except to the extent the failure to be so qualified is not reasonably expected to result in a Material Adverse Effect.

3.1.2. Capitalization; Ownership of Transferred Shares.

  3.1.2.1.The authorized equity securities of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share, of which 50,000,000 shares are issued and outstanding and 100,000 shares of preferred stock, par value $0.001 per share, of which no preferred shares are issued and outstanding. All of the outstanding equity securities of the Company have been duly authorized and validly issued, fully paid, are non-assessable, and were issued in compliance with any preemptive or similar rights and in compliance with applicable federal and state securities laws. All shares held by the Seller were issued in compliance with the exemption set forth in Section 4(2) of the Securities Act, and all other outstanding shares were issued in compliance with either this exemption or the exemption set forth in Regulation S promulgated under the Securities Act.

  3.1.2.2.There are no subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements regarding the issuance, sale or transfer of any equity securities or other securities of the Company. No persons who are now holders of Company Stock, and no persons who previously were holders of Company Stock, are or ever were entitled to preemptive rights other than persons who exercised or waived those rights.

  3.1.2.3.There is no vote, plan, pending proposal or right of any person or entity to cause any redemption of any equity securities or other securities of the Company. There is no obligation, contract or other arrangement to register (or maintain the registration of) any of the Company’s securities under federal or state securities laws.

  3.1.2.4.These is no agreement, voting trust, proxy or other agreement or understanding of any character, whether written or oral, with any stockholders of the Company with respect to or concerning the purchase, sale or transfer or voting of the equity securities of the Company or any other security of the Company.

  3.1.2.5.There are no legal obligations, absolute or contingent, to any other person or entity to sell the assets, or any equity securities or any other security of the Company or any of its subsidiaries or affect any merger, consolidation or other reorganization of the Company or any of its subsidiaries or to enter into any agreement with respect thereto, except pursuant to this Agreement.

  3.1.2.6.The Seller is the sole beneficial and record holder of the Transferred Shares. The Seller holds the Transferred Shares free and clear of any Encumbrance of any kind whatsoever.

3.1.3. Subsidiaries. The Company does not have any subsidiaries (whether held directly or indirectly) or any equity investment in any corporation, partnership, joint venture or other business.

3.1.4. Real Estate and Title to Assets. The Company does not own any real estate or any interest in any real estate. The Company has good and marketable title in and to all of the assets and properties reflected in the most recent Company Financial Statements, and all assets and properties purchased or acquired by the Company since the date of the Company Financial Statements, less all assets and properties that the Company has disposed of in the Ordinary Course of Business, are free and clear of any Encumbrance.

3.1.5.  Authority Relative to the Closing Documents; Enforceability.  This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of this Agreement and the Closing Documents, this Agreement and the Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Closing Documents and to perform its obligations under this Agreement and the Closing Documents.

3.1.6. Material Contracts. The Company is not a party to or bound by any agreement or contract.

3.1.7. Labor Matters. There are no employment or consulting contracts with, or covenants against competition by, any present or former employees of the Company and has no obligations to any Employee Benefit Plan or pursuant to any statute concerning employees or employee benefits under any law of any jurisdiction. The Company has no employees other than its officers.

3.1.8. Undisclosed Liabilities. The Company has no liabilities and to the best of Seller's knowledge there are no contingent liabilities, except liabilities that would not have a Material Adverse Effect.

3.1.9. Compliance with Other Instruments; Consents. Neither the execution of any Closing Document nor the consummation of the Transaction will trigger any affirmative obligation (including notice) conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of the Company under any provision of the Articles of Incorporation, Bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which the Company is bound.

3.1.10. Financial Statements. The Company's financial statements and notes thereto (the "Company Financial Statements") are true and complete in all material respects, and have been prepared in accordance with GAAP for the period covered by such statements, and fairly present, in accordance with GAAP, the properties, assets and financial condition of the Company, and results of its operations as of the dates and for the periods covered thereby. There has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of the Company, taken as a whole, from that reflected in the Company Financial Statements. As of the date hereof and as of the Closing Date, the Company does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, unmatured, contingent, or otherwise, whether due or to become due, that are not fully reflected in the Company Financial Statements.

3.1.11. Litigation. There are no legal, administrative, arbitration actions, audits, hearings, investigations, suits or other proceedings or claims involving the Company, nor is the Company subject to any existing judgment which might affect the financial condition, business, property or prospects of the Company; nor has the Company received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets.

3.1.12. Taxes. The Company either: (a) has timely filed with the appropriate taxing authority all Tax and information returns required to have been filed by the Company or (b) has timely filed for any required extensions with regard to such returns. All Taxes of the Company have been paid (or provision for the full payment thereof) to the extent such payments are required prior to the date hereof or accrued on the books of the Company. The returns were correct when filed. There are no pending investigations of the Company concerning any Tax returns by any federal, state or local Taxing authority, and there are no federal, state, local or foreign Tax liens upon any of the Company’s assets.

3.1.13. Compliance with Law and Government Regulations. The Company is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable environmental, building, zoning or other law, ordinance or regulation) affecting the Company or its properties or the operation of its business. The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

3.1.14. Insurance. Schedule 3.1.15 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies (the "Insurance Policies"), as well as all self-insurance programs, covering the operations, employees, officers and directors of the Company and true and complete copies of all such Insurance Policies have been delivered to Purchaser. There is no claim by the Company pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirement by any insurer to perform work which has not been satisfied. No premiums payable under such Insurance Policies are overdue and the Company is in compliance in all respects with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect.

3.1.15 Trade Names and Rights. The Company does not use any trademark, service mark, trade name, or copyright in its business, nor does it own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the Company’s business.

3.1.16 Transaction with Affiliates. Neither the Seller, nor any Affiliate of the Seller or of the Company has any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Company's business. Neither the Seller, nor any Affiliate of the Seller or of the Company is, or has owned (of record or as a beneficial owner) an equity interest or other financial or profit interest in, a person or entity that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to the business of the Company. Neither the Seller nor any Affiliate of the Seller is a party to any contract or other agreement with, or has any claim or right against, the Company

3.1.17 Investment Company Act. The Company is not, and upon completion of the Transaction will not be, subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

3.1.18 Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or U.S. Patriot Act of 2001; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.1.19 Full Disclosure. None of the representations and warranties made by the Seller herein, or in any Closing Document furnished or to be furnished by them hereunder contain or will contain as of the Closing Date, any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

3.1.20. Exchange Act Filings of Company. The Company is not delinquent in filing any reports, statements, or other documents that Company was required to file with the SEC under the Securities Act and the Exchange Act, if any. The Company does not have a class of stock registered under Section 12 of the Exchange Act and the Company is not obligated to file periodic reports under Section 13 or 15(d) of the Exchange Act.

3.1.21 Filings of Seller. (a) With respect to Seller, during the one (1) year period immediately preceding the date hereof, Seller has filed all reports, proxy statements, registration statements and documents that Seller was required to file with the SEC under the Securities Act and the Exchange Act, all of which complied as to form in all material respects with applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations adopted thereunder. As of their respective filing dates, each such report, proxy statement, registration statement or other document, including any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The financial information set forth by Seller in its most recent filing with the SEC on Form 10-Q fairly presents, in all material respects, the financial condition of Seller and its consolidated subsidiaries and the results of operations of Seller and its consolidated subsidiaries as at the end of such reporting period and for the period covered thereby.

ARTICLE IV.
ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

4.1. Brokers or Finders. Each party agrees to hold the others harmless and to indemnify them against the claims of any persons or entities claiming to be entitled to any brokerage commission, finder’s fee, advisory fee or like payment from such other party based upon actions of the indemnifying party in connection with the Transaction.

4.2. Dividend. To the extent allowed by law and to the extent such dividend would not affect the adequate capitalization of the Company, the Purchaser and Seller agree that the Company shall declare and pay a dividend in respect of its Company Stock within three (3) months of the Closing Date.

ARTICLE V.
CLOSING DELIVERIES

5.1. The Closing. The Closing shall take place on or before the Closing Date (unless such date is extended by the mutual agreement of the parties) at such location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Seller and Purchaser, provided such undertakings are satisfactory to each party’s respective legal counsel. Notwithstanding any other provision of this Agreement to the contrary, Purchaser shall have the option to extend the Closing Date for one fifteen (15) day period, upon payment to the Seller of $1.00 (non-refundable).

5.2. Deliveries by the Seller. The Seller hereby agrees to deliver, or cause to be delivered, to Purchaser the following items on Closing:

5.2.1. Certified Resolutions. Copies of the resolutions, certified by an officer of the Company, of the Board of Directors of the Company: (a) duly electing the persons set forth on Schedule 5.2.1 to serve as directors of the Company effective on the closing date of this agreement (the "Closing Date"); and (b) approving the terms of this Agreement for purposes of Nev. Rev. Stat. Sec. 78.438(1) and 78.378 - 78.3793.

5.2.2. Charter Documents. Copies of: (a) the Certificate of Incorporation of the Company, certified by the Secretary of State of Nevada; and (b) good standing certificates and certificates of existence from the Secretary of State of Nevada, evidencing that the Company is in existence and in good standing under the laws of the State of Nevada.

5.2.3. Resignations. A copy of the resignations of the existing director and officer of the Company, to be effective as of the Resignation Date.

5.2.4. Stock Certificates. A stock certificate or certificates representing the Transferred Shares, together with such stock powers, legal opinions and all other documentation required by the Company's transfer agent to reissue such shares in the name of Purchaser.

5.2.5. Transfer Agent Direction. A direction of the Company to the Company’s transfer agent to register the Transferred Shares in the name of the Purchaser with the legend set forth in paragraph 2.2.1 of this Agreement or such legend as is otherwise required by law.

5.2.6. Minute Books. A copy of the minute books of the Company.

5.2.7. Officer’s Certificate. A certificate, certified by a duly authorized officer of the Seller, stating that the respective representations and warranties of the Seller and the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date.

5.3. Deliveries by Purchaser. Purchaser hereby agrees to deliver to the Seller the following items on Closing:

5.3.1. Purchase Price. The Purchase Price, payable by cashier’s cheque, bank draft or wire transfer as may be reasonably required by Seller.

 5.3.2. Investment Letter. The Investment Letter, executed by the Purchaser.

ARTICLE VI.
CONDITIONS PRECEDENT TO PURCHASER’ OBLIGATION TO CLOSE

The Purchaser’s obligation to purchase the Transferred Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

6.1. Performance of Covenants. The Seller shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Section 5.2 of this Agreement.

6.2. Accuracy of Representations. All of Seller’s representations and warranties in this Agreement (considered collectively), and each of Seller’s representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

ARTICLE VII.
CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

The Seller’s obligation to sell the Transferred Shares and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

7.1. Performance of Covenants. The Purchaser shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Section 5.3 of this Agreement.

7.2. Accuracy of Representations. All of Purchaser’s representations and warranties in this Agreement (considered collectively), and each of Purchaser’s representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

ARTICLE VIII.
COVENANTS, SURVIVAL OF REPRESENTATIONS AND
WARRANTIES

8.1. Covenants of Parties Post Closing. Seller agrees to cooperate with and provide reasonable assistance to Purchaser and the Company in compiling and completing the information and documentation required for the filing of public registration documents on behalf of the Company.

8.2 Representations, Warranties and Covenants to Survive Closing.  All representations, warranties, covenants, and obligations in this Agreement, the Closing Documents, the certificates delivered pursuant to Section 5, and any other certificate or document delivered by Seller pursuant to this Agreement will survive the Closing of the Transaction for a period of two (2) years following the Closing. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations. Each party acknowledges and agrees that, except as expressly set forth in this Agreement or any Closing Document, no party has made (and no party is relying on) any representation or warranties of any nature, express or implied, regarding any or relating to any of the transactions contemplated by this Agreement.

ARTICLE IX.
INDEMNITY

9.1. Seller Indemnity. Seller will indemnify and hold harmless the Purchaser, the Company, and their respective representatives, officers, directors, stockholders, controlling persons and Affiliates (collectively, the "Purchaser Indemnified Persons") for, and will pay to the Purchaser Indemnified Persons the amount of, any loss, liability, claim or damage (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorney's fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

9.1.1 any breach of any representation or warranty made by the Seller in this Agreement or the Closing Documents, or any other certificate or document delivered by Seller pursuant to this Agreement;

9.1.2  any breach by Seller of any covenant or obligation of the Seller in this Agreement.

9.2. Purchaser Indemnity. Purchaser will indemnify and hold harmless the Seller and its representatives, officers, directors, stockholders, controlling persons and Affiliates (collectively, the "Seller Indemnified Persons") for, and will pay to the Seller Indemnified Persons the amount of, any loss, liability, claim or damage (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorney's fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

9.2.1 any breach of any representation or warranty made by the Purchaser in this Agreement or the Closing Documents, or any other certificate or document delivered by Purchaser pursuant to this Agreement;

9.2.2 any breach by Purchaser of any covenant or obligation of the Purchaser in this Agreement.

9.3. Procedure for Indemnification, Third Party Claims.

9.3.1 Promptly after receipt by an indemnified party under Section 9.1 or 9.2 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section 9.1 or 9.2, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to an indemnified party, except to me extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

9.3.2 If any Proceeding referred to in Section 9.3.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide the reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 9.3.3 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

9.3.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

9.3.4 Each of the parties hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claims that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on an indemnifying party with respect to such a claim anywhere in the world.

ARTICLE X.
TERMINATION

10.1. Termination. This Agreement may, by notice given prior to or at the Closing, be terminated:

10.1.1 by either Seller or Purchaser if a material breach of any provision of this Agreement has been committed by the other party and such breach is not waived;

10.1.2 (i) by Purchaser if any of the conditions in Article VI have not been satisfied as of the Closing Date; or (ii) by Seller if any of the conditions in Article VII have not been satisfied as of the Closing Date;

10.1.3 by mutual written consent of Purchaser and Seller;

10.1.4 in the event Seller amends any disclosure schedule or provides any disclosure schedule previously not yet provided to Purchaser as of the date of this Agreement, and Purchaser elects to terminate pursuant to its right set forth in Section 11.9.

ARTICLE XI.
MISCELLANEOUS

11.1. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed delivered (i) on next business day if delivered by hand and (ii) on the fifth business day following mailing if by courier or mailed by certified or registered mail, postage prepaid, addressed as follows:

If to the Seller:

Homeland Security Network, Inc.
300 N. Coit Road, Suite 1200,
Richardson TX 75080
Fax: (214) 618-6428
Attn: Mr. Charles Norman, Chief Executive Officer

If to Purchaser:

Monet Acquisition, LLC
2504 Green Oak Drive
Carrollton, TX 75010
Fax: (214) 279-0241
Atten: Chris Keefrider

11.2. Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto; provided, however, that Purchaser may assign this Agreement without consent of the Seller if such assignment is to an Affiliate of the Purchaser. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

11.3. Expenses. Each party shall bear its own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of the Closing Documents and consummation of the Transaction.

11.4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada. Each of the parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Nevada in connection with any action arising under or brought with respect to this Agreement.

11.5. Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

11.6. Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

11.7. Pronouns, Etc. Use of male, female and neuter pronouns in the singular or plural shall be understood to include each of the other pronouns as the context requires. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive.

11.8. Complete Agreement. This Agreement, the Schedules, and the Appendices hereto, and the documents delivered pursuant hereto or referred to herein or therein contain the entire agreement between the parties with respect to the Transaction and, except as provided herein, supersede all previous negotiations, commitments and writings.

11.9. Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto. Subject to Purchaser’s right pursuant to the provisions of Section 10.1.4 to terminate this Agreement without liability to the Seller or the Company prior to the Closing, the Seller may amend any of the disclosure schedules referenced herein by giving Purchaser prior written notice of such amendments.

11.10. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in any acceptable manner to the end that the Transaction are consummated to the extent possible.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:

MONET ACQUISITION, LLC

By: /s/Jack Takacs
Name: Jack Takacs
Title: Chairman

SELLER:

HOMELAND SECURITY NETWORK, INC.

By: /s/Peter Ubaldi
Name: Peter Ubaldi
Title: President, Chief Financial Officer